EXHIBIT 4.2

THIRD SUPPLEMENTAL INDENTURE

Dated as of January 26, 2017,

among

UNITED CONTINENTAL HOLDINGS, INC.,

UNITED AIRLINES, INC.,

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

TABLE OF CONTENTS

i

EXHIBITS

Exhibit A                      Form of Note
Exhibit B                      Form of Notation of Note Guarantee

ii

THIRD SUPPLEMENTAL INDENTURE, dated as of January 26, 2017 (the “Third Supplemental Indenture”), among United Continental Holdings, Inc. (“UAL” or the “Issuer”), United Airlines, Inc. (“United”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), to the Indenture, dated as of May 7, 2013 (the “Original Indenture”), among UAL, United and the Trustee.  The Original Indenture as supplemented by this Third Supplemental Indenture is hereinafter called the “Indenture.”

WHEREAS, Section 9.01 of the Original Indenture permits supplements thereto to establish the form or terms of Securities pursuant to Article II of the Original Indenture; and

WHEREAS, as contemplated by Section 2.02 of the Original Indenture, UAL wishes to establish the terms of a new Series of Securities (the “Notes”) pursuant to this Third Supplemental Indenture.

NOW, THEREFORE, this Third Supplemental Indenture witnesseth:

Section 1. Defined Terms.  For purposes of this Third Supplemental Indenture, all terms defined in the Original Indenture and used herein have such defined meanings unless otherwise defined herein.  In addition, Section 7 hereof sets forth certain defined terms for purposes of this Third Supplemental Indenture.

Section 2. Relation to Original Indenture.  The Original Indenture is supplemented and modified as set forth in this Third Supplemental Indenture for purposes of the Notes.  This Third Supplemental Indenture shall not affect any Series of Securities other than the Notes.

Section 3. Terms of the Notes.  The terms of the Notes shall be as follows:

3.1 Issuer.  The issuer of the Notes shall be UAL.

3.2 Title and Form.  The title of the Notes is 5.00% Senior Notes due 2024.  The Notes shall be in registered form and in substantially the form attached hereto as Exhibit A.

3.3 Aggregate Principal Amount.  The aggregate principal amount of the Notes which may be authenticated and delivered under the Indenture is initially limited to $300,000,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes, and subject to increase as set forth in Section 3.15 hereof.

3.4 Principal Payment.  The outstanding principal amount of the Notes shall be due and payable on February 1, 2024.

3.5 Interest.  The outstanding principal amount of the Notes shall bear interest at the rate of 5.00% per annum, payable in arrears on February 1 and August 1 of each year (each, an “Interest Payment Date”), commencing on August 1, 2017, to the Persons in whose names the Notes are registered at the close of business on the January 15 and July 15, respectively, next preceding such Interest Payment Date (each, a “Regular Record Date”).  Interest shall accrue from the most recent date to which interest has been paid or for which interest has been provided, or, if no interest has been paid or provided for, from January 26, 2017.  Interest due on any date shall be the amount accrued to but excluding such due date.  Interest shall be calculated on the basis of a 360-day year of twelve 30-day months.  Any payment required to be made on any day that is not a Business Day will be made on the next succeeding Business Day without any interest or other payment due to the delay.

3.6 Method of Payment.  Principal of, premium (if any) and interest on the Notes shall be payable as provided in Section 2.15 of the Original Indenture.  Notwithstanding the foregoing, payments of principal of, premium (if any) and interest on the Notes represented by one or more Global Notes will be made as provided in Section 3.8 hereof.

3.7 Optional Redemption.  The Issuer, at its option, may redeem the Notes in whole at any time or in part from time to time, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on such Notes (excluding accrued and unpaid interest to the redemption date) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 50 basis points, plus, in case of either the preceding clause (1) or (2), accrued and unpaid interest on the principal amount being redeemed to such redemption date.  Article III of the Original Indenture shall apply to any such redemption, except that the third sentence of Section 3.02 of the Original Indenture shall be amended to read as follows:  “Notes and portions thereof that the Trustee selects shall be in principal amounts of $2,000 or integral multiples of $1,000 in excess thereof.”  If less than all outstanding Notes are to be redeemed, any selection of Notes to be redeemed shall be subject to applicable procedures of The Depository Trust Company (“DTC”) so long as it is the Depositary.  For purposes of any redemptions pursuant to this Section 3.7, the following terms shall have the respective specified meanings:

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any redemption date for Notes, the average of two Reference Treasury Dealer Quotations for such redemption date.

“Quotation Agent” means the Reference Treasury Dealer appointed by the Issuer.

“Reference Treasury Dealer” means each of Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary United States Government securities dealer in New York City (a

“Primary Treasury Dealer”), the Issuer will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Issuer, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Issuer by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, (1) the yield to maturity calculated by taking the simple average of the yields to maturity for the applicable Comparable Treasury Issue for each of the five Business Days immediately preceding the third Business Day before the calculation date as reported on the most recent H.15 page available through the website of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication, for the applicable Comparable Treasury Issue and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the maturity date of the Notes to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined, and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (2) if such report (or any successor site or publication) is not available during any of such five Business Days or does not contain such yields, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated on the third Business Day preceding the redemption date.

3.8 Global Notes.  The Notes shall initially be issued in the form of one or more Global Securities registered in the name of DTC, which shall be the initial Depositary with respect to the Notes, or its nominee (a “Global Note”), which shall be delivered to the Trustee as custodian for the Depositary or its nominee.  The Paying Agent shall make payments of principal, premium, if any, or interest due on the Notes represented by one or more Global Notes to the Depositary or its nominee, as the case may be, as the registered owner of the related Global Note or Global Notes, by wire transfer of immediately available funds to the account designated by such registered holder.

3.9 Legends on Notes.

(a) In addition to the legend set forth in Section 2.14(c) of the Original Indenture, so long as DTC is the Depositary, each Global Note registered in the name of DTC or its nominee shall bear a legend in substantially the following form:

“UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY GLOBAL NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(b) All Notes shall bear a legend substantially in the following form:

“BY ACCEPTANCE OF THIS NOTE OR ANY INTEREST HEREIN, EACH PURCHASER AND SUBSEQUENT TRANSFEREE OF THIS NOTE OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED TO THE ISSUER AND THE TRUSTEE THAT EITHER (I) SUCH PURCHASER OR TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF THE CODE OR ERISA (COLLECTIVELY, “SIMILAR LAWS”), OR AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF SUCH PLANS, ACCOUNTS AND ARRANGEMENTS (COLLECTIVELY, “PLANS”), AND NO PORTION OF THE ASSETS USED BY SUCH PURCHASER OR TRANSFEREE TO ACQUIRE AND HOLD THIS NOTE OR ANY INTEREST HEREIN CONSTITUTES ASSETS OF ANY PLAN OR (II) THE PURCHASE AND HOLDING OF THIS NOTE OR ANY INTEREST HEREIN BY SUCH PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF ANY APPLICABLE SIMILAR LAW.”

3.10 Note Denominations.  The Notes shall be issued in denominations of $2,000 or an integral multiple of $1,000 in excess thereof.

3.11 No Sinking Fund.  The Notes will not be entitled to the benefit of any sinking fund.

3.12 Indenture Covenants.  The covenants set forth in Article IV and Article V of the Original Indenture shall apply to the Notes.

3.13 Note Guarantee.  United (the “Guarantor”) fully and unconditionally guarantees the Notes pursuant to Article X of the Original Indenture (the “Note Guarantee”).

The Notation of Note Guarantee substantially in the form attached hereto as Exhibit B shall be executed by United and attached to each Note authenticated pursuant to the Indenture.

3.14 Amendments.

(a) Section 9.01(1) of the Original Indenture shall be amended to insert the following at the end thereof:

“, or to evidence the succession of another Person to the Guarantor pursuant to Section 10.04 and the assumption by such successor of the Guarantor’s covenants, agreements and obligations in this Indenture and with respect to the Securities;”

(b) Section 9.02(7) of the Original Indenture shall be amended and restated to read as follows:

“except as provided under Article VIII hereof or in connection with a consolidation, merger or conveyance, transfer or lease of assets pursuant to this Indenture, release any Securities Guarantor from any of its obligations under its Securities Guarantee or make any change in a Securities Guarantee that would adversely affect such Holder; or”

        3.15 Further Issuances.  The Issuer may, from time to time, without notice to or the consent of the Holders of the Notes, increase the principal amount of the Notes under the Indenture and issue such increased principal amount (or any portion thereof), in which case any additional Notes so issued will have the same form and terms (other than the date of issuance and, under certain circumstances, the date from which interest thereon will begin to accrue), and will carry the same right to receive accrued and unpaid interest, as the Notes previously issued, and such additional Notes will form a single series with the Notes.

3.16 No Reissuance of Notes.  The Issuer may not reissue a Note that has matured, been redeemed, been purchased by the Issuer at the Holder’s option upon a Change of Control or otherwise been canceled, except for registration of transfer, exchange or replacement of such Note.

Section 4. Additional Covenants Applicable to the Notes.  The following covenants shall be applicable for purposes of the Notes:

4.1 Offer to Repurchase Upon Change of Control.

(a) Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Issuer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to an offer (a “Change of Control Offer”) at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest on the Notes repurchased to the date of purchase (the “Change of Control Payment”), subject to the rights of Holders of Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date.  Within 30 days following any Change of Control, the Issuer shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:

(1)           that the Change of Control Offer is being made pursuant to this Section 4.1 and that all Notes tendered will be accepted for payment;

(2)           the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3)           that any Note not tendered will continue to accrue interest;

(4)           that, unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(5)           that Holders of Notes electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer such Notes by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)           that Holders of Notes will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing its election to have the Notes purchased; and

(7)           that Holders of Notes whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.1, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.1 by virtue of such compliance.  The Issuer will provide a copy of such notice to the Trustee.

(b) On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(1)           accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2)           deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3)           deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.

The Paying Agent will promptly mail (or pay by wire transfer) (but in any case not later than five days after the Change of Control Payment Date) to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Issuer shall issue, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each such Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any.  The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(c) Notwithstanding anything to the contrary in this Indenture or the Notes:

(1)           the Issuer shall not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.1 and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer or (2) notice of redemption with respect to all Notes has been given pursuant to Section 3.01 of the Indenture, unless and until there is a default in payment of the applicable redemption price; and

(2)           a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

(d) For the avoidance of doubt, the Issuer’s failure to make a Change of Control Offer would constitute a Default under clause (3) of Section 6.01 of the Indenture and not clause (1) or (2) thereof, but the failure of the Issuer to pay the Change of Control Payment when due shall constitute a Default under clause (1) of Section 6.01 thereof.

4.2 Restricted Payments.

(a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)           declare or pay any dividend or make any other payment or distribution on account of the Issuer’s or any of its Restricted Subsidiaries’ Equity

Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Issuer or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than (A) dividends, distributions or payments payable in Qualifying Equity Interests or, in the case of preferred stock of the Issuer, an increase in the liquidation value thereof and (B) dividends, distributions or payments payable to the Issuer or a Restricted Subsidiary of the Issuer);

(2)           purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Issuer;

(3)           make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value (collectively for purposes of this clause (3), a “purchase”) any Indebtedness of the Issuer or the Guarantor that is contractually subordinated to the Notes or the Note Guarantee (excluding any intercompany Indebtedness between or among the Issuer and any of its Restricted Subsidiaries), except any scheduled payment of interest and any purchase within two years of the Scheduled Maturity thereof; or

(4)           make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(i)           no Default has occurred and is continuing;

(ii)           the Issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.3(a) hereof; and

(iii)           such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries since the Closing Date (excluding Restricted Payments permitted by clauses (2) through (20) of Section 4.2(b) hereof) is less than the sum, without duplication, of:

(A)           50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) from July 1, 2011, to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(B)           100% of the aggregate net cash proceeds and the Fair Market Value of non-cash consideration received by the Issuer since May 7, 2013 as a contribution to its common equity capital or from the issue or sale of Qualifying Equity Interests (other than Qualifying Equity Interests sold to a Subsidiary of the Issuer and excluding Excluded Contributions); plus

(C)           100% of the aggregate net cash proceeds and the Fair Market Value of non-cash consideration received by the Issuer or a Restricted Subsidiary of the Issuer from the issue or sale of convertible or exchangeable Disqualified Stock of the Issuer or a Restricted Subsidiary of the Issuer or convertible or exchangeable debt securities of the Issuer or a Restricted Subsidiary of the Issuer (regardless of when issued or sold) or in connection with the conversion or exchange thereof, in each case that have been converted into or exchanged since May 7, 2013 for Qualifying Equity Interests (other than Qualifying Equity Interests and convertible or exchangeable Disqualified Stock or debt securities sold to a Subsidiary of the Issuer); plus

(D)           to the extent that any Restricted Investment that was made after May 7, 2013 (other than in reliance on clause (16) of Section 4.2(b) hereof) is (i) sold for cash or otherwise cancelled, liquidated or repaid for cash or (ii) made in an entity that subsequently becomes a Restricted Subsidiary of the Issuer, the initial amount of such Restricted Investment (or, if less, the amount of cash received upon repayment or sale); plus

(E)           to the extent that any Unrestricted Subsidiary of the Issuer designated as such after the Closing Date is redesignated as a Restricted Subsidiary after the Closing Date, the lesser of (i) the Fair Market Value of the Issuer’s Restricted Investment in such Subsidiary (made other than in reliance on clause (16) of Section 4.2(b) hereof) as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the Closing Date; plus

(F)           100% of any dividends received in cash by the Issuer or a Restricted Subsidiary of the Issuer after May 7, 2013 from an Unrestricted Subsidiary of the Issuer, to the extent that such dividends were not otherwise included in the Consolidated Net Income of the Issuer for such period.

(b) The provisions of Section 4.2(a) hereof will not prohibit:

(1)           the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of the Indenture;

(2)           the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer) of, Qualifying Equity Interests or from the substantially concurrent contribution of common equity capital to the Issuer; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will not be considered to be net proceeds of Qualifying Equity Interests for purposes of Section 4.2(a)(iii)(B) hereof and will not be considered to be Excluded Contributions;

(3)           the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution), distribution or payment by a Restricted Subsidiary of the Issuer to the holders of its Equity Interests on a pro rata basis;

(4)           the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Issuer or the Guarantor that is contractually subordinated to the Notes or to the Note Guarantee with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

(5)           the repurchase, redemption, acquisition or retirement for value of any Equity Interests of the Issuer or any Restricted Subsidiary of the Issuer held by any current or former officer, director, consultant or employee (or their estates or beneficiaries of their estates) of the Issuer or any of its Restricted Subsidiaries pursuant to any management equity plan or equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $50.0 million in any twelve-month period (except to the extent such repurchase, redemption, acquisition or retirement is in connection with (x) the acquisition of a Permitted Business or merger, consolidation or amalgamation otherwise permitted by the Indenture and in such case the aggregate price paid by the Issuer and its Restricted Subsidiaries shall not exceed $100.0 million in connection with such acquisition of a Permitted Business or merger, consolidation or amalgamation or (y) the Continental/UAL Merger, in which case no dollar limitation shall be applicable); provided further, that the Issuer or any of its Restricted Subsidiaries may carry over and make in subsequent twelve-month periods, in addition to the amounts permitted for such twelve-month period, up to $25.0 million of unutilized capacity under this clause (5) attributable to the immediately preceding twelve-month period;

(6)           the repurchase of Equity Interests or other securities deemed to occur upon (A) the exercise of stock options, warrants or other securities convertible or exchangeable into Equity Interests or any other securities, to the extent such Equity Interests or other securities represent a portion of the exercise price of those stock options, warrants or other securities convertible or exchangeable into Equity Interests or any other securities or (B) the withholding of a portion of Equity Interests issued to employees and other participants under an equity compensation program of the Issuer or its Subsidiaries to cover withholding tax obligations of such persons in respect of such issuance;

(7)           so long as no Default has occurred and is continuing, the declaration and payment of regularly scheduled or accrued dividends, distributions or payments to holders of any class or series of Disqualified Stock or subordinated debt of the Issuer or any preferred stock of any Restricted Subsidiary of the Issuer in each case either outstanding on the Closing Date or issued on or after the Closing Date in accordance with Section 4.3 hereof;

(8)           payments of cash, dividends, distributions, advances, common stock or other Restricted Payments by the Issuer or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (A) the exercise of options or warrants, (B) the conversion or exchange of Capital Stock of any such Person or (C) the conversion or exchange of Indebtedness or hybrid securities into Capital Stock of any such Person;

(9)           the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any Disqualified Stock or preferred stock of any Restricted Subsidiary of the Issuer to the extent such dividends are included in the definition of “Fixed Charges” for such Person;

(10)           in the event of a Change of Control, and if no Default shall have occurred and be continuing, the payment, purchase, redemption, defeasance or other acquisition or retirement of any subordinated Indebtedness of the Issuer or the Guarantor, in each case, at a purchase price not greater than 101% of the principal amount of such subordinated Indebtedness, plus any accrued and unpaid interest thereon; provided, however, that prior to such payment, purchase, redemption, defeasance or other acquisition or retirement, the Issuer or the Guarantor (or a third party to the extent permitted by the Indenture) has made a Change of Control Offer as a result of such Change of Control (it being agreed that the Issuer or the Guarantor may pay, purchase, redeem, defease or otherwise acquire or retire such subordinated Indebtedness even if the purchase price exceeds 101% of the principal amount of such subordinated Indebtedness; provided that the amount paid in excess of 101% of such principal amount is otherwise permitted under the Restricted Payments covenant);

(11)           Restricted Payments made with Excluded Contributions;

(12)           the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or any of its Restricted Subsidiaries by, any Unrestricted Subsidiary;

(13)           the distribution or dividend of assets or Capital Stock of any Person in connection with any full or partial “spin-off” of a Subsidiary or similar transactions; provided that (i) the Issuer would, on the date of such distribution after giving pro forma effect thereto as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.3(a) hereof, (ii) such pro forma Fixed Charge Coverage Ratio referred to in the preceding clause (i) would be greater than or equal to such Fixed Charge Coverage Ratio immediately prior to such transaction or (iii) if such Subsidiary is not the Guarantor, no Default has occurred and is continuing;

(14)           the distribution or dividend of assets or Capital Stock of any Person in connection with any full or partial “spin-off” of a Subsidiary or similar transactions having an aggregate Fair Market Value not to exceed $500.0 million since the Closing Date;

(15)           so long as no Default has occurred and is continuing, other Restricted Payments in an aggregate amount not to exceed $1.0 billion, such aggregate amount to be calculated from the Closing Date;

(16)           so long as no Default has occurred and is continuing, any Restricted Investment by the Issuer and/or any Restricted Subsidiary of the Issuer;

(17)           the payment of any amounts in respect of any restricted stock units or other instruments or rights whose value is based in whole or in part on the value of any Equity Interests issued to any directors, officers or employees of the Issuer or any Restricted Subsidiary of the Issuer;

(18)  so long as no Default has occurred and is continuing, Restricted Payments (i) made to purchase or redeem Equity Interests of Issuer or (ii) consisting of payments in respect of any Indebtedness (whether for purchase or prepayment thereof or otherwise);

 (19)  any Restricted Payment so long as both before and after giving effect to such Restricted Payment, Issuer and its Restricted Subsidiaries have Liquidity in the aggregate of at least $2.2 billion; and

(20)  Restricted Payments in an aggregate amount which do not exceed 5.0% of the Consolidated Tangible Assets of Issuer and its Restricted Subsidiaries (calculated at the time of such Restricted Payment).

(c)       In the case of any Restricted Payment that is not cash, the amount of such non-cash Restricted Payment will be the Fair Market Value on the date of the Restricted

Payment of the asset(s) or securities proposed to be transferred or issued by the Issuer or such Restricted Subsidiary of the Issuer, as the case may be, pursuant to the Restricted Payment.

(d)       For purposes of determining compliance with this Section 4.2, if a proposed Restricted Payment (or portion thereof) meets the criteria of more than one of the categories of Restricted Payments set forth in clauses (1) through (20) of Section 4.2(b) hereof, or is entitled to be made pursuant to Section 4.2(a) hereof, the Issuer will be entitled to classify on the date of its payment or later reclassify such Restricted Payment (or portion thereof) in any manner that complies with this Section 4.2.

(e)       For the avoidance of doubt, the following shall not constitute Restricted Payments and therefore will not be subject to any of the restrictions set forth in this Section 4.2:

(1)           the payment on or with respect to, or purchase, redemption, defeasance or other acquisition or retirement for value of any Indebtedness of the Issuer or any Restricted Subsidiary of the Issuer that is not contractually subordinated to the Notes and the Note Guarantee;

(2)           the payment of regularly scheduled amounts in respect of, and the issuance of common stock of the Issuer upon conversion of, the 6% Convertible Preferred Securities, Term Income Deferred Equity Securities (TIDES)SM issued by Continental Airlines Finance Trust II or the underlying 6% Convertible Junior Subordinated Debentures due 2030 issued by Continental; and

(3)           the conversion of the Capital Stock of the Issuer or the Guarantor pursuant to the Airline/Parent Merger.

(f)       Notwithstanding anything in this Indenture to the contrary, if a Restricted Payment is made at a time when a Default has occurred and is continuing and such Default is subsequently cured, the Default or Event of Default arising from the making of such Restricted Payment during the existence of such Default shall simultaneously be deemed cured.

4.3 Incurrence of Indebtedness and Issuance of Preferred Stock.

(a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Issuer will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Issuer may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock and its Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Issuer’s Fixed Charge Coverage Ratio for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 1.1 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

(b) The provisions of Section 4.3(a) hereof shall not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1)           the incurrence by the Issuer and the Guarantor of the Notes and the Note Guarantee in the aggregate principal amount to be issued on the Closing Date and any Permitted Refinancing Indebtedness that is incurred to renew, refund, refinance, replace, defease, extend or discharge any other Indebtedness incurred pursuant to this clause (1);

(2)           the incurrence by the Issuer or any of its Restricted Subsidiaries of the Existing Indebtedness and any Indebtedness that is incurred pursuant to or in lieu of a commitment in existence as of the Closing Date;

(3)           the incurrence by the Issuer or any of its Restricted Subsidiaries of (A) Indebtedness and letters of credit (and reimbursement obligations with respect thereto) under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (3) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Issuer and its Restricted Subsidiaries thereunder) not to exceed $5.0 billion and (B) Indebtedness and letters of credit (and reimbursement obligations with respect thereto) under Credit Facilities secured on a junior priority basis by some or all of the collateral securing Indebtedness under Credit Facilities contemplated by clause (A) of this clause (3) in an aggregate principal amount at any one time outstanding under this clause (3)(B) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Issuer and its Restricted Subsidiaries thereunder) not to exceed $3.0 billion;

(4)           the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness represented by, or incurred in connection with, Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing (or reimbursing the Issuer or any of its Restricted Subsidiaries for) all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment (including, without limitation, airport, maintenance, training and office facilities, ground support equipment and tooling) used in the business of the Issuer or any of its Restricted Subsidiaries;

(5)           the incurrence by the Issuer or any of its Restricted Subsidiaries of (A) Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, extend, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 4.3(a) hereof or clauses (2), (4), (5), (6), (13), (20), (21), (24) or (25) of Section 4.3(b) hereof and (B) Permitted Refinancing Indebtedness secured by aircraft, airframes, engines, spare parts, flight simulators, flight training devices or other assets replacing, renewing, refunding, extending, refinancing, defeasing or discharging any other Indebtedness of the Issuer or any of its Restricted Subsidiaries that was secured by aircraft, airframes, engines, spare parts, flight simulators, flight training devices or other assets;

(6)           the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness, Disqualified Stock or preferred stock (including Acquired Debt) (A) as part of, or to finance, the acquisition (including by way of merger) of any Permitted Business, (B) incurred in connection with, or as a result of, the merger, consolidation or amalgamation of any Person (including the Issuer or any of its Restricted Subsidiaries) that owns a Permitted Business with or into the Issuer or a Restricted Subsidiary of the Issuer, or into which the Issuer or a Restricted Subsidiary of the Issuer is merged, consolidated or amalgamated, or (C) that is an outstanding obligation of a Person that owns a Permitted Business at the time that such Person is acquired by the Issuer or a Restricted Subsidiary of the Issuer and becomes a Restricted Subsidiary of the Issuer;

(7)           the incurrence by the Issuer or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Issuer and/or any of its Restricted Subsidiaries;

(8)           the issuance by any Restricted Subsidiaries of the Issuer to the Issuer or to any of its Restricted Subsidiaries of shares of preferred stock;

(9)           the incurrence by the Issuer or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business;

(10)           the Guarantee by the Issuer or any Restricted Subsidiary of the Issuer of Indebtedness of the Issuer or a Restricted Subsidiary of the Issuer to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this Section 4.3; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then such Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(11)           the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness or reimbursement obligations in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, performance bonds and surety bonds in the ordinary course of business (including, without limitation, in respect of customs obligations, landing fees, taxes, airport charges, overfly rights and any other obligations to airport and governmental authorities);

(12)           the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness in respect of any overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing house transfers of funds;

(13)           Indebtedness (A) constituting credit support or financing from aircraft or engine manufacturers or their affiliates or (B) incurred to finance the acquisition of aircraft, airframes, engines, spare parts, flight simulators, flight training devices, QEC Kits or other operating assets; provided that no Indebtedness may be incurred in reliance on subsection (B) of this clause (13) more than twenty-four months after such acquisition;

(14)           Indebtedness issued to current or former directors, consultants, managers, officers and employees and their spouses or estates (a) to purchase or redeem Capital Stock of the Issuer issued to such director, consultant, manager, officer or employee in an aggregate principal amount not to exceed $10.0 million in any twelve-month period or (b) pursuant to any deferred compensation plan approved by the Board of Directors of the Issuer;

(15)           reimbursement obligations in respect of standby or documentary letters of credit or banker’s acceptances;

(16)           surety and appeal bonds that do not secure judgments that constitute an Event of Default;

(17)           Indebtedness of the Issuer or any of its Restricted Subsidiaries to credit card processors in connection with credit card processing services incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries;

(18)           the incurrence by a Receivables Subsidiary of Indebtedness in a Qualified Receivables Transaction that is without recourse to the Issuer or to any other Restricted Subsidiary of the Issuer or their assets (other than such Receivables Subsidiary and its assets and, as to the Issuer or any other Restricted Subsidiary of the Issuer, other than Standard Securitization Undertakings) and is not guaranteed by any such Person;

(19)           the incurrence of Indebtedness of the Issuer or any of its Restricted Subsidiaries owed to one or more Persons in connection with the financing of insurance premiums in the ordinary course of business;

(20)           the incurrence of obligations under the Co-Branded Agreement to the extent such obligations may be deemed to constitute Indebtedness of the Issuer or any of its Restricted Subsidiaries;

(21)           the incurrence by the Issuer or the Guarantor (or, in the case of the “Co-Branded Secured Obligations” (as defined in the Credit Agreement as in effect on the Closing Date), any Restricted Subsidiary of the Issuer) of Indebtedness and letters of credit (and reimbursement obligations with respect thereto) secured by a Lien on the “Collateral” (as defined in the Credit Agreement as in effect on the Closing Date) that is junior to the Liens securing the “Obligations” (as defined in the Credit Agreement as in effect on the Closing Date) (including, without limitation, the “Co-Branded Secured Obligations”), and Permitted Refinancing Indebtedness that is incurred to renew, refund, refinance, replace, defease, extend or discharge any other Indebtedness incurred pursuant to this clause (21);

(22)           Indebtedness arising from agreements of the Issuer or any of its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary; provided that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds, including non-cash proceeds (the Fair Market Value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Issuer or any of its Restricted Subsidiaries in connection with such disposition;

(23)           Indebtedness of the Issuer or any of its Restricted Subsidiaries consisting of take-or-pay obligations contained in supply agreements entered into in the ordinary course of business and consistent with past practices of the Issuer or the applicable Restricted Subsidiary of the Issuer;

(24)           the incurrence by the Issuer or any of its Restricted Subsidiaries of additional Indebtedness that is either (A) unsecured and expressly contractually subordinated to the prior payment in full in cash of all Notes and Guarantor Obligations on terms not materially less favorable to the Holders of the Notes than those customary at the time of incurrence (determined in good faith by a senior financial officer of the Issuer) for senior subordinated “high yield” debt securities or (B) unsecured, pari passu with all Notes and Guarantor Obligations and convertible into common stock of the Issuer; provided that the aggregate principal amount of Indebtedness incurred pursuant to clauses (A) and (B) together, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, extend, defease or discharge any Indebtedness incurred pursuant to this clause (24), does not exceed $1.5 billion at any time outstanding; and

(25)           the incurrence by the Issuer or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable), including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, extend, defease or discharge any Indebtedness incurred pursuant to this clause (25), not to exceed $3.0 billion, at any time outstanding.

For purposes of determining compliance with this Section 4.3, if an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt set forth in clauses (1) through (25) of Section 4.3(b) hereof or is entitled to be incurred pursuant to Section 4.3(a) hereof, the Issuer will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.3; provided that (A) all “Junior Secured Debt” (as defined in the Credit Agreement as in effect on the Closing Date) will at all times be deemed to have been incurred in reliance on the exception provided by Section 4.3(b)(21) hereof and (B) the term “Existing Indebtedness” will not include any Indebtedness that is permitted to be incurred under clauses (1), (3) or (21) of Section 4.3(b) hereof.

None of the following will constitute an incurrence of Indebtedness or an issuance of preferred stock or Disqualified Stock for purposes of this Section 4.3:

(1)           the accrual of interest or preferred stock dividends;

(2)           the accretion or amortization of original issue discount (“OID”);

(3)           the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms;

(4)           the reclassification of preferred stock as Indebtedness due to a change in accounting principles; and

(5)           the payment of dividends on preferred stock or Disqualified Stock in the form of additional shares of the same class of preferred stock or Disqualified Stock.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred. Notwithstanding any other provision of this Section 4.3, the maximum amount of Indebtedness that the Issuer or any of its Restricted Subsidiaries may incur pursuant to this Section 4.3 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

The amount of any Indebtedness outstanding as of any date will be:

(1)           the accreted value of the Indebtedness as of such date, in the case of any Indebtedness issued with OID;

(2)           the principal amount of the Indebtedness as of such date, in the case of any other Indebtedness; and

(3)           in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(A)           the Fair Market Value of such assets as of such date; and

(B)           the amount of the Indebtedness of the other Person as of such date.

4.4 Designation of Restricted and Unrestricted Subsidiaries.

(a) The Board of Directors may designate any Restricted Subsidiary of the Issuer (other than the Guarantor) to be an Unrestricted Subsidiary if that designation would not cause a Default.  If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Issuer and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation.  That designation will be permitted only if the

Investment would be permitted at that time under Section 4.2 hereof and if the Restricted Subsidiary otherwise meets the definition of an “Unrestricted Subsidiary.”

(b) Any designation of a Subsidiary of the Issuer as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors of the Issuer giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions.  The Board of Directors of the Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Issuer; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Issuer of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will be permitted only if (i) such Indebtedness is permitted under Section 4.3 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period and (ii) no Default would be in existence following such designation.

Section 5. Changes in Events of Default Applicable to the Notes.

(a) Clauses (3), (4) and (5) of Section 6.01 of the Original Indenture shall be amended and restated to read as follows:

“(3) failure by UAL or any of its Restricted Subsidiaries to comply with any of the covenants or agreements applicable to the Notes to which UAL or such Restricted Subsidiary is subject (other than those referred to in (1) or (2) above) and such failure continues for 60 days after the notice specified below;

(4) the Issuer, any Significant Subsidiary or any group of the Issuer’s Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case;

(B) consents to the entry of an order for relief against it in an involuntary case;

(C) consents to the appointment of a Custodian of it or for all or substantially all of its property; or

(D) makes a general assignment for the benefit of its creditors or takes any comparable action under any foreign laws relating to insolvency;

(5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law, which remains unstayed and in effect for 90 days, that:

(A) is for relief against the Issuer, any Significant Subsidiary or any group of the Issuer’s Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary in an involuntary case;

(B) appoints a Custodian of the Issuer, any of the Issuer’s Restricted Subsidiaries that is a Significant Subsidiary or any group of the Issuer’s Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or all or substantially all of the property of the Issuer, any Significant Subsidiary or any group of the Issuer’s Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; or

(C) orders the winding up or liquidation of the Issuer, any Significant Subsidiary or any group of the Issuer’s Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or any similar relief is granted under any foreign laws.”

(b) The following shall be added to Section 6.01 of the Original Indenture following clause (5):

“(6)           except as permitted by the Indenture, the Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or the Guarantor denies or disaffirms in writing its obligations under the Note Guarantee.”

Section 6. Acceleration.  Section 6.02 of the Original Indenture shall be amended and restated to read as follows:

“Acceleration. If an Event of Default with respect to the Notes (other than an Event of Default specified in Section 6.01(4) or (5) of the Indenture) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes outstanding may, by written notice to the Issuer (and to the Trustee if such notice is given by the Holders), declare the principal amount of, and accrued and unpaid interest on all the Notes to be due and payable. Upon such a declaration, such amounts shall be due and payable immediately. If an Event of Default specified in Section 6.01(4) or (5) of the Indenture occurs, the principal amount of, and accrued and unpaid interest on all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the Notes by notice to the Trustee may rescind an acceleration of the Notes and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default with respect to such Notes have been cured or waived except nonpayment of the principal amount of, and accrued and unpaid interest on all Notes that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.”

Section 7. Additional Definitions.  The following definitions shall be applicable for purposes of this Third Supplemental Indenture (and, if any term defined below is also defined in the Original Indenture, the definition below shall supersede the definition of such term in the Original Indenture):

“Acquired Debt” means, with respect to any specified Person:

(1)           Indebtedness, Disqualified Stock or preferred stock of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into such specified Person, or became a Subsidiary of such specified Person, to the extent such Indebtedness is incurred or such Disqualified Stock or preferred stock is issued in connection with, or in contemplation of, such other Person merging, consolidating or amalgamating with or into, or becoming a Subsidiary of, such specified Person; and

(2)           Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings. No Person (other than the Issuer or any Subsidiary of the Issuer) in whom a Receivables Subsidiary makes an Investment in connection with a Qualified Receivables Transaction will be deemed to be an Affiliate of the Issuer or any of its Subsidiaries solely by reason of such Investment. A specified Person shall not be deemed to control another Person solely because such specified Person has the right to determine the aircraft flights operated by such other Person under a code sharing, capacity purchase or similar agreement.

“Airline/Parent Merger” means the merger or consolidation, if any, of United and UAL.

“Airlines Merger” means the merger of Continental and Old United completed on March 31, 2013.

“Banking Product Obligations” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person in respect of any treasury, depository and cash management services, netting services and automated clearing house transfers of funds services, including obligations for the payment of fees, interest, charges, expenses, attorneys’ fees and disbursements in connection therewith.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.

“Board of Directors” means the board of directors of the Issuer or any committee thereof duly authorized to act on behalf of the board of directors of the Issuer.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized and reflected as a liability on a balance sheet prepared in accordance with GAAP, and the Scheduled Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1)           in the case of a corporation, corporate stock;

(2)           in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)           in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)           any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person,

but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1)           direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;

(2)           direct obligations of state and local government entities, in each case maturing within one year from the date of acquisition thereof, which have a rating of at least A- (or the equivalent thereof) from S&P or A3 (or the equivalent thereof) from Moody’s;

(3)           obligations of domestic or foreign companies and their subsidiaries (including, without limitation, agencies, sponsored enterprises or instrumentalities chartered by an Act of Congress, which are not backed by the full faith and credit of the United States), including, without limitation, bills, notes, bonds, debentures, and mortgage-backed securities, in each case maturing within one year from the date of acquisition thereof;

(4)           Investments in commercial paper maturing within 365 days from the date of acquisition thereof and having, at such date of acquisition, a rating of at least A-2 (or the equivalent thereof) from S&P or P-2 (or the equivalent thereof) from Moody’s;

(5)           Investments in certificates of deposit (including Investments made through an intermediary, such as the certificated deposit account registry service), banker’s acceptances, time deposits, eurodollar time deposits and overnight bank deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any other commercial bank of recognized standing organized under the laws of the United States or any State thereof that has a combined capital and surplus and undivided profits of not less than $100.0 million;

(6)           fully collateralized repurchase agreements with a term of not more than six (6) months for underlying securities that would otherwise be eligible for investment;

(7)           Investments in money in an investment company registered under the Investment Company Act of 1940, as amended, or in pooled accounts or funds offered through mutual funds, investment advisors, banks and brokerage houses which invest their assets in obligations of the type described in clauses (1) through (6) above. This could include, but not be limited to, money market funds or short-term and intermediate bonds funds;

(8)           money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA (or the equivalent thereof) by S&P and Aaa (or the equivalent thereof) by Moody’s and (iii) have portfolio assets of at least $5.0 billion;

(9)           deposits available for withdrawal on demand with commercial banks organized in the United States (or any foreign jurisdiction in which the Issuer or any Restricted Subsidiary operates) having capital and surplus in excess of $100.0 million;

(10)           securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A- by S&P or A3 by Moody’s; and

(11)           any other securities or pools of securities that are classified under GAAP as cash equivalents or short-term investments on a balance sheet.

“Change of Control” means the occurrence of any of the following:

(1)           the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)); or

(2)           the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (including any “person” (as defined above)) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Issuer (measured by voting power rather than number of shares), other than (i) any such transaction where the Voting Stock of the Issuer (measured by voting power rather than number of shares) outstanding immediately prior to such transaction constitutes or is converted into or exchanged for a majority of the outstanding shares of the Voting Stock of such Beneficial Owner (measured by voting power rather than number of shares) or (ii) any merger or consolidation of the Issuer with or into any Person (including any “person” (as defined above)) which owns or operates (directly or indirectly through a contractual arrangement) a Permitted Business (a “Permitted Person”) or a Subsidiary of a Permitted Person, in each case, if immediately after such transaction no Person (including any “person” (as defined above)) is the Beneficial

Owner, directly or indirectly, of more than 50% of the total Voting Stock of such Permitted Person (measured by voting power rather than number of shares).

“Change of Control Offer” has the meaning assigned to that term in the first paragraph in Section 4.1(a) hereof.

“Change of Control Payment” has the meaning assigned to that term in the first paragraph in Section 4.1(a) hereof.

“Change of Control Payment Date” has the meaning assigned to that term in Section 4.1(a)(2) hereof.

“Closing Date” means the date of original issuance of the Notes.

“Co-Branded Agreement” means that certain Second Amended and Restated Co-Branded Card Marketing Services Agreement, dated as of September 11, 2015, among the Issuer, United (formerly known as Continental and as successor by merger to Old United), Mileage Plus Holdings, LLC, and Chase Bank USA, N.A., as may be further amended, amended and restated, modified, supplemented, replaced or extended from time to time.

“Comparable Treasury Issue” has the meaning assigned to that term in Section 3.7.

“Comparable Treasury Price” has the meaning assigned to that term in Section 3.7.

“Consolidated EBITDAR” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1)           an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with any Disposition of assets, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2)           provision for taxes based on income or profits of such Person and its Restricted Subsidiaries, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3)           the Fixed Charges of such Person and its Restricted Subsidiaries, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(4)           any foreign currency translation losses (including losses related to currency remeasurements of Indebtedness) of such Person and its Restricted Subsidiaries for such period, to the extent that such losses were deducted in computing such Consolidated Net Income; plus

(5)           depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges and expenses (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) of such Person and its Restricted Subsidiaries to the extent that such depreciation, amortization and other non-cash charges or expenses were deducted in computing such Consolidated Net Income; plus

(6)           extraordinary, non-recurring or unusual losses (including charges with respect to the grounding or retirement of aircraft) for such period to the extent that such losses were deducted in computing such Consolidated Net Income; plus

(7)           the amortization of debt discount to the extent that such amortization was deducted in computing such Consolidated Net Income; plus

(8)           deductions for grants to any employee of the Issuer or its Restricted Subsidiaries of any Equity Interests during such period to the extent deducted in computing such Consolidated Net Income; plus

(9)           any net loss arising from the sale, exchange or other disposition of capital assets by the Issuer or its Restricted Subsidiaries (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities) to the extent such loss was deducted in computing such Consolidated Net Income; plus

(10)           any losses arising under fuel hedging arrangements entered into prior to the Closing Date and any losses actually realized under fuel hedging arrangements entered into after the Closing Date, in each case to the extent deducted in computing such Consolidated Net Income; plus

(11)           cash restructuring charges in an aggregate amount not to exceed $15.0 million in any fiscal year to the extent such charges were deducted in computing such Consolidated Net Income; plus

(12)           all cost-savings, integration costs, transactional costs, expenses and charges incurred in connection with the consummation of any transaction related to any permitted acquisition, merger, disposition, issuance of Indebtedness, issuance of Equity Interests, or any Investment (including but not limited to any one or more of the Continental/UAL Merger, the Airlines Merger and the Airline/Parent Merger), in each case, to the extent (a) permitted under the Indenture and (b) deducted in computing such Consolidated Net Income; plus

(13)           proceeds from business interruption insurance for such period, to the extent not already included in computing such Consolidated Net Income; plus

(14)           any expenses and charges that are covered by indemnification or reimbursement provisions in connection with any permitted acquisition, merger, disposition, incurrence of Indebtedness, issuance of Equity Interests or any investment to the extent (a) actually indemnified or reimbursed and (b) deducted in computing such Consolidated Net Income; plus

(15)           costs and expenses, including fees, incurred directly in connection with the consummation of this offering of the Notes to the extent deducted in computing such Consolidated Net Income; minus

(16)           non-cash items, other than the accrual of revenue in the ordinary course of business, to the extent such amount increased such Consolidated Net Income; minus

(17)           the sum of (i) income tax credits, (ii) interest income and (iii) extraordinary, non-recurring or unusual gains included in computing such Consolidated Net Income,

in each case, determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (or loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis (excluding the net income (or loss) of any Unrestricted Subsidiary of such Person), determined in accordance with GAAP and without any reduction in respect of preferred stock dividends; provided that:

(1)           all net after tax extraordinary, non-recurring or unusual gains or losses and all gains or losses realized in connection with any Disposition of assets of such Person or the disposition of securities by such Person or the early extinguishment of Indebtedness of such Person, together with any related provision for taxes on any such gain, will be excluded;

(2)           the net income (but not loss) of any Person that is not the specified Person or a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included for such period only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the specified Person;

(3)           the net income (but not loss) of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(4)           the cumulative effect of a change in accounting principles on such Person will be excluded;

(5)           the effect of non-cash gains and losses of such Person resulting from Hedging Obligations, including that attributable to movement in the mark-to-market valuation of Hedging Obligations pursuant to Financial Accounting Standards Board Accounting Standards Codification 815 - Derivatives and Hedging, will be excluded;

(6)           any non-cash compensation expense recorded from grants by such Person of stock appreciation or similar rights, stock options or other rights to officers, directors or employees, will be excluded;

(7)           the effect on such Person of any non-cash items resulting from any amortization, write-up, write-down or write-off of assets (including intangible assets, goodwill and deferred financing costs) in connection with any acquisition, disposition, merger, consolidation or similar transaction (including but not limited to any one or more of the Continental/UAL Merger, the Airlines Merger and the Airline/Parent Merger) or any other non-cash impairment charges incurred subsequent to the Closing Date resulting from the application of Financial Accounting Standards Board Accounting Standards Codifications 205 - Presentation of Financial Statements, 350 - Intangibles - Goodwill and Other, 360 - Property, Plant and Equipment and 805 - Business Combinations (excluding any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period except to the extent such item is subsequently reversed), will be excluded; and

(8)           any provision for income tax reflected on such Person’s financial statements for such period will be excluded to the extent such provision exceeds the actual amount of taxes paid in cash during such period by such Person and its consolidated Subsidiaries.

“Consolidated Tangible Assets” means, as of any date of determination,  Consolidated Total Assets of the Issuer and its consolidated Restricted Subsidiaries excluding goodwill, patents, trade names, trademarks, copyrights, franchises and any other assets properly classified as intangible assets, in accordance with GAAP.

“Consolidated Total Assets” means, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of the Issuer and its consolidated Restricted Subsidiaries as the total assets of the Issuer and its Restricted Subsidiaries in accordance with GAAP.

“Continental” means Continental Airlines, Inc., a Delaware corporation (now known as United Airlines, Inc.).

“Continental/UAL Merger” means the merger in which Continental became a Subsidiary of the Issuer.

 “Credit Agreement” means the Credit and Guaranty Agreement, dated as of March 27, 2013, among United (on its own behalf and as successor to Old United by merger), as borrower, the Issuer, as a guarantor, the Subsidiaries of the Issuer party thereto from time to time other than United, the lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent.

“Credit Facilities” means one or more debt facilities, commercial paper facilities, reimbursement agreements or other agreements providing for the extension of credit, whether secured or unsecured, in each case, with banks, insurance companies, financial institutions or other lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit, surety bonds or insurance products, in each case, as amended, restated, modified, renewed, extended, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities) in whole or in part from time to time.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Disposition” means, with respect to any property, any sale, lease, sale and leaseback, conveyance, transfer or other disposition thereof.  The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale), is convertible or exchangeable for Indebtedness or Disqualified Stock, or is redeemable at the option of the holder of the Capital Stock, in whole or in part (other than as a result of a change of control or asset sale), on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Issuer to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.2 hereof. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the Indenture will be the maximum amount that the Issuer and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“DTC” has the meaning assigned to that term in Section 3.7.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Contributions” means net cash proceeds received by the Issuer after the Closing Date from:

(1)           contributions to its common equity capital (other than from any Subsidiary); or

(2)           the sale (other than to a Subsidiary or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer or any Subsidiary) of Qualifying Equity Interests,

in each case designated as Excluded Contributions pursuant to an Officers’ Certificate executed on or around the date such capital contributions are made or the date such Equity Interests are sold, as the case may be. Excluded Contributions will not be considered to be net proceeds of Qualifying Equity Interests for purposes of Section 4.2(a)(iii)(B) hereof.

“Existing Indebtedness” means all Indebtedness of the Issuer and its Subsidiaries (other than Indebtedness incurred under clauses (1) or (3) of the definition of Permitted Debt) in existence on the Closing Date, until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by an officer of the Issuer; provided that any such officer shall be permitted to consider the circumstances existing at such time (including, without limitation, economic or other conditions affecting the United States airline industry generally and any relevant legal compulsion, judicial proceeding or administrative order or the possibility thereof) in determining such Fair Market Value in connection with such transaction.

“Fixed Charge Coverage Ratio” means, with respect to any specified Person for any specified period, the ratio of the Consolidated EBITDAR of such Person for such period to the Fixed Charges of such Person for such period. If the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems Disqualified Stock or preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect (as determined in good faith by a responsible financial or accounting officer of the Issuer) to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)           acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date, will be given pro forma effect (as determined in good faith by a responsible financial or accounting officer of the Issuer and certified in an Officers’ Certificate delivered to the Trustee, and including any operating expense reductions for such period resulting from such acquisition that have been realized or for which all of the material steps necessary for realization have been taken) as if they had occurred on the first day of the four-quarter reference period;

(2)           the Consolidated EBITDAR attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3)           the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein)

disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4)           any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5)           any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(6)           if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)           the consolidated interest expense (net of interest income) of such Person and its Restricted Subsidiaries for such period to the extent that such interest expense is payable in cash (and such interest income is receivable in cash); plus

(2)           the interest component of leases that are capitalized in accordance with GAAP of such Person and its Restricted Subsidiaries for such period to the extent that such interest component is related to lease payments payable in cash; plus

(3)           any interest expense actually paid in cash for such period by such specified Person on Indebtedness of another Person that is guaranteed by such specified Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such specified Person or one of its Restricted Subsidiaries; plus

(4)           the product of (a) all cash dividends accrued on any series of preferred stock of such Person or any of its Restricted Subsidiaries for such period, other than to the Issuer or a Restricted Subsidiary of the Issuer, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP; plus

(5)           the aircraft rent expense of such Person and its Restricted Subsidiaries for such period to the extent that such aircraft rent expense is payable in cash,

all as determined on a consolidated basis in accordance with GAAP.

“GAAP” means generally accepted accounting principles in the United States of America which are in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, statements and pronouncements of the Financial Accounting Standards Board, such other statements by such other entity as have been approved by a significant segment of the accounting profession and the rules and regulations of the SEC governing the inclusion of financial statements in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC. Notwithstanding the foregoing definition, with respect to leases (whether or not they are required to be capitalized on a Person’s balance sheet under generally accepted accounting principles in the United States of America in effect as of the date of the Indenture) and with respect to financial matters related to leases, including assets, liabilities and items of income and expense, “GAAP” shall mean (other than for purposes of the covenant described in Section 4.02 of the Original Indenture), and determinations and calculations shall be made in accordance with, generally accepted accounting principles in the United States of America, which are in effect as of the date of the Indenture.

“Global Note” has the meaning assigned to that term in Section 3.8.

“Guarantee” means a guarantee (other than (i) by endorsement of negotiable instruments for collection or (ii) customary contractual indemnities, in each case in the ordinary course of business), direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions).

“Guarantor” means United.

“Guarantor Obligations” means the due and punctual payment of the principal of (and premium, if any) and interest (including, in case of default, interest on principal and, to the extent permitted by applicable law, on overdue interest and including any additional interest required to be paid according to the terms of the Notes), if any, on the Notes, when and as the same shall become due and payable, whether at Stated Maturity, upon redemption, upon acceleration, upon tender for repayment at the option of any Holder or otherwise, according to the terms thereof and of the Indenture and all other obligations of the Issuer with respect to the Notes to the Holder or the Trustee hereunder or thereunder.

“Hedging Obligations” means, with respect to any Person, all obligations and liabilities of such Person under:

(1)           interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2)           other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3)           other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates, fuel prices or other commodity prices, but excluding (x) clauses in purchase agreements and maintenance agreements pertaining to future prices and (y) fuel purchase agreements and fuel sales that are for physical delivery of the relevant commodity.

“incur” has the meaning assigned to that term in Section 4.3(a).

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1)           in respect of borrowed money;

(2)           evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)           in respect of banker’s acceptances;

(4)           representing Capital Lease Obligations;

(5)           representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed, but excluding in any event trade payables arising in the ordinary course of business; or

(6)           representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.  In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. Indebtedness shall be calculated without giving effect to the effects of Financial Accounting Standards Board Accounting Standards Codification 815 - Derivatives and Hedging and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

For the avoidance of doubt, Banking Product Obligations and a deferral of pre-delivery payments relating to the purchases of aircraft or aircraft engines do not constitute Indebtedness.

“Interest Payment Date” has the meaning assigned to that term in Section 3.5.

“Investments” means, with respect to any Person, all direct or indirect investments made from and after the Closing Date by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees), capital contributions or advances (but excluding advance payments and deposits for goods and services and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities of other Persons, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Issuer or any Restricted Subsidiary of the Issuer sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Issuer after the Closing Date such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Issuer, the Issuer will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Issuer’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.2(c) hereof.  Notwithstanding the foregoing, any Equity Interests retained by the Issuer or any of its Subsidiaries after a disposition or dividend of assets or Capital Stock of any Person in connection with any partial “spin-off” of a Subsidiary or similar transactions shall not be deemed to be an Investment. The acquisition by the Issuer or any Restricted Subsidiary of the Issuer after the Closing Date of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Issuer or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in Section 4.2(c) hereof.  Except as otherwise provided in the Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any option or other agreement to sell or give a security interest in and, except in connection with any Qualified Receivables Transaction, any agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Liquidity” shall mean the sum of (i) all unrestricted cash and Cash Equivalents of the Issuer and its Restricted Subsidiaries and (ii) the aggregate principal amount committed and available to be drawn by the Issuer and its Restricted Subsidiaries (taking into account all borrowing base limitations or other restrictions) under all revolving credit facilities of the Issuer and its Restricted Subsidiaries.

 “Moody’s” means Moody’s Investors Service, Inc.

“Non-Recourse Debt” means Indebtedness:

(1)           as to which neither the Issuer nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise; and

(2)           as to which the holders of such Indebtedness do not otherwise have recourse to the stock or assets of the Issuer or any of its Restricted Subsidiaries (other than the Equity Interests of an Unrestricted Subsidiary).

“Note Guarantee” has the meaning assigned to that term in Section 3.13.

“OID” has the meaning assigned to that term in Section 4.3.

“Old United” means United Air Lines, Inc., a Delaware corporation, which merged into Continental pursuant to the Airlines Merger.

“Permitted Business” means any business that is the same as, or reasonably related, ancillary, supportive or complementary to, the business in which the Issuer and its Restricted Subsidiaries are engaged on the Closing Date.

“Permitted Debt” has the meaning assigned to that term in Section 4.3(b).

“Permitted Investments” means:

(1)           any Investment in the Issuer or in a Restricted Subsidiary of the Issuer;

(2)           any Investment in cash, Cash Equivalents and any foreign equivalents;

(3)           any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person, if as a result of such Investment:

(a)           such Person becomes a Restricted Subsidiary of the Issuer; or

(b)           such Person, in one transaction or a series of related and substantially concurrent transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary of the Issuer;

(4)           any Investment made as a result of the receipt of non-cash consideration from a Disposition of assets;

(5)           any acquisition of assets or Capital Stock in exchange for the issuance of Qualifying Equity Interests;

(6)           any Investments received in compromise or resolution of (a) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Issuer or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or (b) litigation, arbitration or other disputes;

(7)           Investments represented by Hedging Obligations;

(8)           loans or advances to officers, directors or employees made in the ordinary course of business of the Issuer or any Restricted Subsidiary of the Issuer in an aggregate principal amount not to exceed $20.0 million at any one time outstanding;

(9)           redemption or purchase of the Notes;

(10)           any Guarantee of Indebtedness permitted to be incurred by Section 4.3 hereof other than a Guarantee of Indebtedness of an Affiliate of the Issuer that is not a Restricted Subsidiary of the Issuer;

(11)           any Investment existing on, or made pursuant to binding commitments existing on, the Closing Date and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the Closing Date; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the Closing Date or (b) as otherwise permitted under the Indenture;

(12)           Investments acquired after the Closing Date as a result of the acquisition by the Issuer or any Restricted Subsidiary of the Issuer of another Person, including by way of a merger, amalgamation or consolidation with or into the Issuer or any of its Restricted Subsidiaries in a transaction that is not prohibited by Section 5.01 or 10.04 of the Original Indenture after the Closing Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(13)           the acquisition by a Receivables Subsidiary in connection with a Qualified Receivables Transaction of Equity Interests of a trust or other Person established by such Receivables Subsidiary to effect such Qualified Receivables Transaction; and any other Investment by the Issuer or a Subsidiary of the Issuer in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Transaction;

(14)           accounts receivable arising in the ordinary course of business;

(15)           Investments in connection with outsourcing initiatives in the ordinary course of business;

(16)           Investments having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value other than a reduction for all returns of principal in cash and capital dividends in cash), when taken together with all Investments made pursuant to this clause (16) that are at the time outstanding, not to exceed 30% of the total consolidated assets of the Issuer and its Restricted Subsidiaries at the time of such Investment; and

(17) any Investment by the Issuer or any of its Subsidiaries so long as no Default has occurred and is continuing when such Investment is made.

“Permitted Refinancing Indebtedness” means any Indebtedness (or commitments in respect thereof) of the Issuer or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, extend, refinance, replace, defease or discharge other Indebtedness of the Issuer or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)           the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the original principal amount (or accreted value, if applicable) when initially incurred of the Indebtedness renewed, refunded, extended, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith); provided that with respect to any such Permitted Refinancing Indebtedness that is refinancing secured Indebtedness and is secured by the same collateral, the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness shall not exceed the greater of the preceding amount and the Fair Market Value of the assets securing such Permitted Refinancing Indebtedness;

(2)           if such Permitted Refinancing Indebtedness has a maturity date that is after the maturity date of the Notes (with any amortization payment comprising such Permitted Refinancing Indebtedness being treated as maturing on its amortization date), such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity that is (a) equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being renewed, refunded, extended, refinanced, replaced, defeased or discharged or (b) more than 60 days after the final maturity date of the Notes;

(3)           if the Indebtedness being renewed, refunded, extended, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, extended, refinanced, replaced, defeased or discharged; and

(4)           notwithstanding that the Indebtedness being renewed, refunded, refinanced, extended, replaced, defeased or discharged may have been repaid or discharged by the Issuer or any of its Restricted Subsidiaries prior to the date on which the new Indebtedness is incurred, Indebtedness that otherwise satisfies the requirements of this definition may be designated as Permitted Refinancing Indebtedness so long as such renewal, refunding, refinancing, extension, replacement, defeasance or discharge occurred not more than 36 months prior to the date of such incurrence of Permitted Refinancing Indebtedness.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“QEC Kits” means the quick engine change kits of the Issuer or any of its Subsidiaries.

“Qualified Receivables Transaction” means any transaction or series of transactions entered into by the Issuer or any of its Subsidiaries pursuant to which the Issuer or any of its Subsidiaries sells, conveys or otherwise transfers to (1) a Receivables Subsidiary or any other Person (in the case of a transfer by the Issuer or any of its Subsidiaries) and (2) any other Person (in the case of a transfer by a Receivables Subsidiary), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of the Issuer or any of its Subsidiaries, and any assets related thereto including, without limitation, all Equity Interests and other investments in the Receivables Subsidiary, all collateral securing such accounts receivable, all contracts and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

“Qualifying Equity Interests” means Equity Interests of the Issuer other than Disqualified Stock.

“Quotation Agent” has the meaning assigned to that term in Section 3.7.

“Receivables Subsidiary” means a Subsidiary of the Issuer which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors of the Issuer (as provided below) as a Receivables Subsidiary (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Issuer or any Restricted Subsidiary of the Issuer (other than comprising a pledge of the Capital Stock or other interests in such Receivables Subsidiary (an “incidental pledge”), and excluding any Guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction), (ii) is recourse to or obligates the Issuer or any Restricted Subsidiary of the Issuer in any way other than through an incidental pledge or pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction or (iii) subjects any property or asset of the Issuer or any Subsidiary of the Issuer (other than accounts receivable and related assets as provided in the definition of “Qualified Receivables Transaction”), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction, (b) with which neither the Issuer nor any Subsidiary of the Issuer has any material contract, agreement, arrangement or understanding (other than pursuant to the Qualified Receivables Transaction) other than (i) on terms no less favorable to the Issuer or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuer, and (ii) fees payable in the ordinary course of business in connection with servicing accounts receivable and (c) with which neither the Issuer nor any Subsidiary of the Issuer has any obligation to maintain or preserve such Subsidiary’s financial condition, other than a minimum capitalization in customary amounts, or to cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of the Issuer will be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Issuer giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.

“Reference Treasury Dealer” has the meaning assigned to that term in Section 3.7.

“Regular Record Date” has the meaning assigned to that term in Section 3.5.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Payments” has the meaning assigned to that term in Section 4.2(a)(4).

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services.

“Scheduled Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Closing Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Significant Subsidiary” means any Restricted Subsidiary of the Issuer that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act of 1933, as amended, as such Regulation is in effect on the Closing Date.

“Standard Securitization Undertakings” means all representations, warranties, covenants, indemnities, performance Guarantees and servicing obligations entered into by the Issuer or any Subsidiary (other than a Receivables Subsidiary), which are customary in connection with any Qualified Receivables Transaction.

“Stated Maturity” means the date specified in the Notes as the fixed date on which an amount equal to the principal amount of the Notes is due and payable.

“Subsidiary” means, with respect to any Person:

(1)           any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and

(2)           any partnership, joint venture or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date of the Indenture.

“UAL” means United Continental Holdings, Inc., a Delaware corporation.

“United” means United Airlines, Inc., a Delaware corporation formerly known as Continental Airlines, Inc., the survivor of the Airlines Merger.

“Unrestricted Subsidiary” means any Subsidiary of the Issuer that is designated by the Board of Directors of the Issuer as an Unrestricted Subsidiary in compliance with Section 4.4 hereof pursuant to a resolution of the Board of Directors, but only if such Subsidiary:

(1)           has no Indebtedness other than Non-Recourse Debt;

(2)           is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary of the Issuer unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuer;

(3)           is a Person with respect to which neither the Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)           has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any of its Restricted Subsidiaries.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)           the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)           the then outstanding principal amount of such Indebtedness.

Section 8. Miscellaneous.

8.1 Governing Law.  THIS THIRD SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. UAL AND UNITED EACH IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE OR THE NOTES.

8.2 Counterparts.  This Third Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original and all of them together shall represent the same agreement.

8.3 Trustee Not Responsible for Recitals.  The recitals herein contained are made by UAL and United and not by the Trustee, and the Trustee does not assume any responsibility for the correctness thereof.  The Trustee makes no representation as to the validity or sufficiency of this Third Supplemental Indenture, the Notes or the Note Guarantee.  All of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers, and duties of the Trustee shall be applicable in respect of this Third Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein.

8.4 Confirmation of Indenture.  The Original Indenture, as supplemented and amended by this Third Supplemental Indenture, is in all respects ratified and confirmed, and this Third Supplemental Indenture shall be deemed part of the Original Indenture in the manner and to the extent herein and therein provided.

8.5 Conflict with Trust Indenture Act.  If any provision of this Third Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included by the Trust Indenture Act, the required provision shall control.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have caused this Third Supplemental Indenture to be duly executed as of the date first written above.

UNITED CONTINENTAL HOLDINGS, INC.

By:	/s/ Gerald Laderman
Name: Gerald Laderman Title: Senior Vice President Finance, Procurement and Treasurer

UNITED AIRLINES, INC.

By:	/s/ Gerald Laderman
Name: Gerald Laderman Title: Senior Vice President Finance, Procurement and Treasurer

[Signature Page to Third Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Richard Tarnas
Name: Richard Tarnas Title: Vice President

[Signature Page to Third Supplemental Indenture]

EXHIBIT A

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07 OF THE ORIGINAL INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE ORIGINAL INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER (AS DEFINED IN THE INDENTURE).

UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY GLOBAL NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

BY ACCEPTANCE OF THIS NOTE OR ANY INTEREST HEREIN, EACH PURCHASER AND SUBSEQUENT TRANSFEREE OF THIS NOTE OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED TO THE ISSUER AND THE TRUSTEE THAT EITHER (I) SUCH PURCHASER OR TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF THE CODE OR ERISA (COLLECTIVELY, “SIMILAR LAWS”), OR AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF SUCH PLANS, ACCOUNTS AND ARRANGEMENTS (COLLECTIVELY, “PLANS”), AND NO PORTION OF THE ASSETS USED BY SUCH PURCHASER OR TRANSFEREE TO ACQUIRE AND HOLD THIS NOTE OR ANY INTEREST HEREIN CONSTITUTES ASSETS OF ANY PLAN OR (II) THE PURCHASE AND HOLDING OF THIS NOTE OR ANY INTEREST HEREIN BY SUCH PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF ANY APPLICABLE SIMILAR LAW.

3

CUSIP No.: [________]

UNITED CONTINENTAL HOLDINGS, INC.

5.00% SENIOR NOTES DUE 2024

No. [_]

UNITED CONTINENTAL HOLDINGS, INC., a Delaware corporation (the “Issuer,” which term includes any successor entity), for value received promises to pay to
[___] or registered assigns, the principal sum of $[____], on February 1, 2024.

Interest Payment Dates: February 1 and August 1, beginning on August 1, 2017.

Record Dates: January 15 and July 15.

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

[Signature Page on Next Page]

4

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officers.

UNITED CONTINENTAL HOLDINGS, INC.

By:
Name: Title:

By:
Name: Title:

5

Certificate of Authentication

This is one of the 5.00% Senior Notes due 2024 referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Dated: [________]

6

(REVERSE OF SECURITY)

5.00% SENIOR NOTES DUE 2024

(1)           Interest.  United Continental Holdings, Inc., a Delaware corporation (the “Issuer”), shall pay interest on the outstanding principal amount of this Note at a rate per annum of 5.00% (calculated on the basis of a 360-day year of twelve 30-day months), payable semi-annually in arrears, on each Interest Payment Date until the principal thereof has been paid in full, commencing on August 1, 2017, to the Person in whose name this Note is registered at the close of business on the Record Date next preceding such Interest Payment Date.  Interest shall accrue on this Note from the most recent date to which interest on this Note has been paid or for which interest has been provided or, if no interest has been paid or provided for hereon, from January 26, 2017.

(2)           Terms of Payment.  Interest on the Notes which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name the Note is registered at the close of business on the Record Date next preceding such Interest Payment Date at the office or agency of the Issuer maintained for such purpose under the Indenture (as such term is defined below); provided, however, that each installment of interest on any Note may be paid at the Issuer’s option by mailing a check for such interest, payable to or upon the written order of the Person entitled thereto, to the address of such Person as it appears on the register for such Note or by wire transfer of immediately available funds to an account of the Person entitled thereto as such account shall be provided to the Registrar for such Notes and shall appear on the applicable register.  Payments of principal (and premium, if any) of a Note shall be made against surrender of such Note at the office or agency of the Issuer maintained for such purpose pursuant to the Indenture at the Issuer’s option by check payable to or upon the written order of the Person entitled thereto or by wire transfer to an account of the Person entitled thereto as such account shall be provided to the Registrar for such Notes.  All amounts payable by the Issuer with respect to the Notes shall be in U.S. dollars.

(3)           Registrar and Paying Agent.  Initially, The Bank of New York Mellon Trust Company, N.A., a national banking association, not in its individual capacity but solely as trustee (the “Trustee”), will act as Paying Agent and Registrar for the Notes.  The Issuer may remove any Paying Agent or Registrar without notice to the Holders.

(4)           Indenture.  The Issuer issued the Notes under the Indenture dated as of May 7, 2013 (the “Original Indenture”), among (a) the Issuer, (b) United Airlines, Inc. (the “Guarantor”) and (c) the Trustee, as supplemented by the Third Supplemental Indenture, dated as of January 26, 2017 (the “Third Supplemental Indenture”), among the Issuer, the Guarantor, and the Trustee  (the Original Indenture, as supplemented by the Third Supplemental Indenture, the “Indenture”).  This Note is one of a duly authorized series of notes of the Issuer designated as its 5.00% Senior Notes due 2024.  The Notes are initially limited in aggregate principal amount to $300,000,000.  Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein.  The terms of the Notes include those stated in the Indenture and made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture.  Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the

Indenture and the TIA for a statement of them.  To the extent any provision of the Notes limits, qualifies or conflicts with another provision which is required to be included in the Indenture by the TIA, the required provision shall control.  Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

(5)           Optional Redemption; Change of Control Repurchase.

(a)           The Notes will be redeemable, at the Issuer’s option, in whole at any time or in part from time to time, pursuant to the terms of the Indenture at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on such Notes (excluding accrued and unpaid interest to the redemption date) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to such redemption date.

(b)           Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Issuer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of the Notes pursuant to a Change of Control Offer at a purchase price of 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest on the Notes repurchased to the date of purchase.

(6)           Denominations; Transfer; Exchange.  The Notes shall be issuable in denominations of $2,000 or an integral multiple of $1,000 in excess thereof.  Where Notes are presented to the Registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes, the Registrar shall register the transfer of or make the exchange if its requirements for such transactions are met.  To permit registrations of transfers and exchanges, the Trustee shall authenticate the Notes at the Registrar’s request.  No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted in the Indenture), but the Issuer may require the payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than with respect to exchanges of temporary securities, securities redeemed in part, or to amend the terms of a Note).  Neither the Issuer nor the Registrar shall be required (a) to register the transfer of, or exchange of any Notes for the period beginning at the opening of business fifteen days immediately preceding the mailing of a notice of redemption of any Notes selected for redemption and ending at the close of business on the day of such mailing or (b) to register the transfer of or exchange of any Notes selected, called or being called for redemption as a whole or the portion being redeemed of any such Notes selected, called or being called for redemption in part.

(7)           Persons Deemed Owners.  The Person in whose name a Note is registered shall be treated as the owner of it for the purpose of receiving payment of principal of (and premium, if any) and interest, if any, on this Note and for all other purposes whatsoever.

(8)           Unclaimed Money.  Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of principal of, or premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust.  Thereafter, the Holder of such Note shall look only to the Issuer for payment thereof, and all liability of the Trustee and such Paying Agent with respect to such money, and all liability of the Issuer as trustee thereof, shall cease.

(9)           Satisfaction and Discharge Prior to Redemption or Stated Maturity.  Subject to certain conditions, the Issuer may terminate some or all of its obligations under the Notes and the Indenture if the Issuer deposits with the Trustee as trust funds in cash or non-callable Government Securities, or a combination thereof, in an amount sufficient to pay the principal of, and premium if any, and interest on the Notes to redemption or Stated Maturity.

(10)           Amendment; Supplement; Waiver.  Subject to certain exceptions, the provisions of the Indenture relating to the Notes may be amended or supplemented without notice to any Holder but with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default relating to the Notes may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding.  Without notice to or consent of any Holder, the Issuer, the Guarantor and the Trustee may amend the Indenture as it applies to any Notes or any of the other terms of such Notes to, among other things, cure any ambiguity or correct or supplement any provision contained in the Indenture or in any Notes which may be defective or inconsistent with any other provision contained therein.

(11)           Defaults and Remedies.  If an Event of Default with respect to the Notes occurs and is continuing (other than an Event of Default relating to certain events of bankruptcy and similar matters with respect to the Issuer, any Significant Subsidiary or any group of the Issuer’s Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary), the Trustee or the Holders of at least 25% in principal amount of Notes then outstanding, by written notice to the Issuer (and to the Trustee, if such notice is given by the Holders), may declare the principal amount of, and accrued and unpaid interest on, all the Notes to be due and payable.  Upon such a declaration, such amounts shall be due and payable immediately.  If an Event of Default relating to certain events of bankruptcy and similar matters with respect to the Issuer, any Significant Subsidiary or any group of the Issuer’s Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary occurs, the principal amount of, and accrued and unpaid interest on, all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.  Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture.  Subject to the terms of the Indenture, the Trustee is not obligated to exercise any of its rights or powers under the Indenture unless the Holders have offered security or indemnity satisfactory to the Trustee.  The Indenture permits, subject to certain limitations therein provided, Holders of a majority in principal amount of the Notes then outstanding to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the Notes.  The Trustee may withhold from Holders of Notes notice of any continuing Default with respect to the Notes (except a Default in payment of principal, or premium if any, or accrued and unpaid interest with respect to the Notes) in accordance with the provisions of the Indenture if a committee of the Trustee’s Trust Officers in good faith determines that withholding notice is in the interest of the Holders.

(12)           Trustee Dealings With Issuer.  Subject to certain limitations provided in the Indenture, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

(13)           No Recourse Against Others.  A director, officer, employee or shareholder, as such, of the Issuer or of the Guarantor shall not have any liability for any obligations of the Issuer or the Guarantor under the Notes, the Note Guarantee or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Note, each Holder waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes and the Note Guarantee.

(14)           Authentication.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(15)           Governing Law.  The laws of the State of New York shall govern this Note and the Indenture, without regard to principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

(16)           Abbreviations and Defined Terms.  Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as:  TEN CON (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17)           CUSIP Numbers.  The Issuer has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes.  No representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice to Holders.  Reliance may be placed only on the other elements of identification printed on the Notes, and any such notice shall not be affected by any defect or omission of such CUSIP numbers.

ASSIGNMENT FORM

If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

(Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint                                      , agent to transfer this Note on the books of the Issuer.  The agent may substitute another to act for him.

Dated:	Signed:
(Sign exactly as name appears on the other side of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.1 of the Third Supplemental Indenture, check the box below:

☐ Section 4.1

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.1 of the Third Supplemental Indenture, state the amount you elect to have purchased:

$_______________

Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:  ___________________________________________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

EXHIBIT B

NOTATION OF NOTE GUARANTEE

For value received, United Airlines, Inc. (the “Guarantor”, which term includes any successor Person under the Indenture) has fully and unconditionally guaranteed, to the extent set forth in the Indenture, dated as of May 7, 2013, among United Continental Holdings, Inc. (the “Issuer”), the Guarantor and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) (the “Original Indenture”), as supplemented by the Third Supplemental Indenture, dated as of January 26, 2017, among the Issuer, the Guarantor, and the Trustee (the “Third Supplemental Indenture”) (the Original Indenture, as supplemented by the Third Supplemental Indenture, the “Indenture”), the due and punctual payment of the principal of (and premium, if any) and interest, if any, on the Notes, when and as the same shall become due and payable, whether at Stated Maturity, upon redemption, upon acceleration, upon tender for repayment at the option of any Holder or otherwise, according to the terms thereof and of the Indenture and all other obligations of the Issuer with respect to the Notes to the Holders or the Trustee under the Notes or the Indenture.  In case of the failure of the Issuer or any successor thereto punctually to pay any such principal, premium, if any, or interest, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at Stated Maturity, upon redemption, upon declaration of acceleration, upon tender for repayment at the option of any Holder or otherwise, as if such payment were made by the Issuer.  The obligations of the Guarantor to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article X of the Original Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee.

Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein.

Dated: [___________]	UNITED AIRLINES, INC.

By:
Name: Title: